SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 17, 1999
                                                        -----------------

                                CORECOMM LIMITED
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               (Exact Name of Registrant as Specified in Charter)


          Bermuda                    0-24521                   Not Applicable
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(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)



Cedar House, 41 Cedar Ave., Hamilton, Bermuda                        HM 12
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's Telephone Number, including area code (441) 295-2244
                                                   --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.
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     (A) On February  18, 1999,  CoreComm  Limited  (NASDAQ:  COMMF)("CoreComm")
announced the formation of the first "Smart Local Exchange Carrier" (Smart LEC) strategy in the U.S., and took a major step forward by signing a definitive agreement to acquire Megsinet Inc., a fast-growing national Internet network and regional telecommunications provider.

     CoreComm's Smart LEC network strategy combines some of the latest communications technologies together with a unique implementation plan to produce an extremely low cost, highly efficient delivery system for bundled Internet access and local and long distance telephony. In time, this network may provide video services as well.

     Megsinet, a privately held company based in Chicago, Illinois has constructed an integrated IP network consisting of 57 major-city nodes linked via a high capacity ATM network. Megsinet has also launched the implementation of switched-based telephony access starting with the Chicago metropolitan area, and has been a major proponent of IP telephony and DSL technologies along with its implementation partners Nortel, Cisco and Ascend.

     CoreComm will purchase 100% of Megsinet's stock for a total consideration of approximately $18.5 million in cash plus approximately 1.5 million shares of CoreComm common stock. As of December 31, 1998, Megsinet had approximately $26 million in property, plant and equipment and currently serves approximately 45,000 Internet subscribers. The transaction is expected to close in the second quarter and is subject to certain conditions, including obtaining an effective registration statement relating to the CoreComm stock to be issued as consideration.

     Separately, CoreComm secured the rights to use the Internet domain name Core.com, and will transition its national Internet activities to this new name over the next several months.


     (B) On February 19, 1999, CoreComm announced that it had entered into a definitive agreement to acquire certain assets of USN Communications, Inc. CoreComm will be acquiring substantially all of USN's local exchange telecommunications resale business, which operates principally in Illinois, Ohio, Michigan, Massachusetts and New York, but will not be acquiring USN's wireless related assets.

     Separately, USN announced that it and several of its subsidiaries had commenced a voluntary Chapter 11 reorganization case in the United States Bankruptcy Court, District of Delaware on February 18, 1999.

     CoreComm will purchase the assets for a combination of: (1) a cash payment to be determined at the closing of the transaction, which is expected to be approximately $27 million, (2) warrants to purchase 250,000 shares of CoreComm common stock at a price of $30 and 100,000 shares at a price of $50, and (3) a contingent payment which will be based on revenues from the acquired assets during the six month period ending March 31, 2000.

     Completion of the transaction is conditioned upon approval by the Bankruptcy Court presiding over USN's Chapter 11 case, required regulatory approvals and USN maintaining an annualized rate of revenue of approximately $55 million, among other matters. Subject to Bankruptcy Court approval, CoreComm will participate in debtor-in-possession financing of USN on a senior secured basis, and will be monitoring USN's progress during the reorganization proceedings.

Item 7.   Financial Statements and Exhibits
------    ---------------------------------

          Exhibits

  99.1    Agreement  and  Plan  of  Merger  among  CoreComm  Limited,   CoreComm
          Acquisition  Sub,  Inc. and Megsinet,  Inc.,  dated as of February 17,
          1999

  99.2    Press release, dated February 18, 1999

  99.3 Asset Purchase Agreement, dated as of February 19, 1999, by and between CoreComm Limited, USN Communications, Inc. ("USN") and several subsidiaries of USN

  99.4    Press release, dated February 19, 1999

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORECOMM LIMITED
                                          (Registrant)


                                        By: /s/ Richard J. Lubasch
                                        ----------------------------------------
                                        Name:   Richard J. Lubasch
                                        Title:  Senior Vice President-General
                                                  Counsel and Secretary



Dated: February 23, 1999

                                  EXHIBIT INDEX
                                  -------------


Exhibit                                                                  Page
------                                                                   ----

  99.1   Agreement and Plan of Merger among CoreComm Limited,
         CoreComm Acquisition Sub, Inc. and Megsinet, Inc., dated as of February 17, 1999

  99.2   Press release, dated February 18, 1999

  99.3 Asset Purchase Agreement, dated as of February 19, 1999, by and between CoreComm Limited, USN Communications,
         Inc. ("USN") and several subsidiaries of USN

  99.4   Press release, dated February 19, 1999